Exhibit 23.2




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2000, in the Registration Statement (Form S-11 No. 33-76609) and related Prospectus of Cornerstone Realty Fund, LLC for the registration of 100,000 units.

                                                 /S/ ERNST & YOUNG LLP

Newport Beach, California
February 1, 2000